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                                                                     EXHIBIT 8.1

                          [Quarles & Brady Letterhead]

May 14, 1997


Country Bank Shares Corporation
100 South First Street
Mount Horeb, WI  53532


   Re: Registration Statement on Form S-4 for Proposed Merger of CBS Acquisition Corp., a subsidiary of AMCORE Financial, Inc., with and into Country Bank Shares Corporation

   We have acted on behalf of Country Bank Shares Corporation, Inc., a Wisconsin corporation ("CBSC"), in connection with the Agreement and Plan of Merger by and among (i) AMCORE Financial, Inc., a Nevada Corporation; ("AMCORE"), (ii) CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE, and (iii) CBSC, dated as of January 30, 1997 (the "Merger Agreement") and the Registration Statement on Form S-4 to which this letter is an exhibit (the "Registration Statement").

   We have reviewed the section of the Registration Statement entitled "THE MERGER - Certain Federal Income Tax Consequences" and that section accurately reflects our opinion regarding the matters of law discussed in that section. This opinion is based on our interpre-

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tation of the currently applicable sections of the Internal Revenue
Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, and the cases we believe are controlling.

   The transactions contemplated by the Merger Agreement are conditioned upon the issuance by Quarles & Brady of its opinion to the effect that the proposed merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. That opinion regarding reorganization treatment has not yet been given and is not contained in this letter.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "OPINIONS" in this Proxy Statement/Prospectus.

                                                Very truly yours,

                                                /s/ QUARLES & BRADY
                                                -------------------
                                                Quarles & Brady